EXHIBIT 4.4

SMITHFIELD FOODS, INC.

AMENDMENT AGREEMENT NO. 1

TO SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

As of February 15, 2005

To each of the Current Holders

listed in Annex 1 attached hereto

Ladies and Gentlemen:

Smithfield Foods, Inc., a Virginia corporation (together with its respective successors and assigns, the “Issuer”) agrees with you as follows:

1.	PRELIMINARY STATEMENTS.

The Issuer issued and sold:

(a) one hundred million dollars ($100,000,000) in aggregate principal amount of its seven and eighty-nine one-hundredths percent (7.89%) Series I Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series I Notes,”);

(b) fifty million dollars ($50,000,000) in aggregate principal amount of its Variable Rate Series J Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series J Notes,”);

(c) fifty million dollars ($50,000,000) in aggregate principal amount of its eight and forty-four one-hundredths percent (8.44%) Series K Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series K Notes,”); and

(d) twenty-five million dollars ($25,000,000) in aggregate principal amount of its LIBOR Rate Series L Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series L Notes,” and together with the Series I Notes, the Series J Notes and the Series K Notes, collectively, the “Notes”;

pursuant to those separate Second Amended and Restated Note Purchase Agreements each dated as of October 29, 2004 among the Issuer and the noteholders named in Annex 1 thereto (the “Existing Note Purchase Agreements”). The Issuer represents and warrants to you that the register kept by the Issuer for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the “Current Holders”) is currently a holder of the outstanding aggregate principal amount of the Notes as of the date hereof indicated in such Annex.

The Issuer has requested that the Required Holders agree, and by executing this Amendment Agreement No. 1 to Second Amended and Restated Note Purchase Agreement (this “Amendment Agreement”) the Required Holders hereby agree, to certain amendments of the Existing Note Purchase Agreements pursuant to the terms and conditions contained herein.

2.	DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreements, assuming the Amendments (as defined below) shall have become effective.

3.	AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENTS.

Subject to Section 5, the Required Holders, as evidenced by their execution and delivery hereof and the Issuer hereby agree to each of the amendments to the Existing Note Purchase Agreements as provided for by this Amendment Agreement in the manner specified in Exhibit A hereto. Such amendments are referred to herein, collectively, as the “Amendments”.

4.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Issuer represents and warrants as follows:

4.1	Organization, Power and Authority, etc.

The Issuer is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

4.2	No Defaults.

No Default or Event of Default will exist immediately prior to and after giving effect to this Amendment Agreement and the Amendments contemplated hereby.

4.3	Financial Statements; Debt.

(a) The quarterly and annual financial statements most recently delivered to you pursuant to Section 7.1 of the Existing Note Purchase Agreements (such annual financial statements herein referred to as the “Most Recent Audited Financials”) have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial position of the Issuer and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for the periods specified therein.

(b) The aggregate amount of Debt of the Issuer and the Restricted Subsidiaries as of the Effective Date that is not disclosed in the Most Recent Audited Financials does not exceed $500,000,000.

4.4	Subsidiaries, Restricted Subsidiaries and Affiliates.

Exhibit B states (a) the name of each of the Subsidiaries as of the Effective Date (as defined below), its jurisdiction of organization and the percentage of its Voting Stock owned by the Issuer and each other Subsidiary, and whether it is hereby designated as a Restricted Subsidiary or an Unrestricted Subsidiary, and (b) the name of each of the Affiliates, other than the Subsidiaries, as of the Effective Date and the nature of the affiliation. Each of the Issuer and the Restricted Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Restricted Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

4.5	Pending Litigation.

(a) Pending Litigation. There are no proceedings, actions or investigations pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

(b) No Defaults. Neither the Issuer nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

4.6	Title to Properties; UCC Matters.

(a) Title to Properties. The Issuer and the Restricted Subsidiaries have valid title to all of the Property reflected in the most recent audited consolidated balance sheet referred to in Section 4.3(a) (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have valid title as are immaterial in the context of such balance sheet and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

(b) Leases. All leases necessary for the conduct of the business of the Issuer and the Restricted Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

(c) Liens. All Property of the Issuer and the Restricted Subsidiaries is free from Liens not permitted by Section 6.13 of the Existing Note Purchase Agreements.

(d) UCC Matters. Part 2.5(d) of Annex 2 to the Existing Note Purchase Agreements sets forth with respect to the Issuer and each Guarantor, as of the First Restatement Date:

(i) each name under which such Person conducts or has conducted all or a portion of its business operations, and

(ii) the location of the principal executive office of each such Person.

Neither the Issuer nor any Guarantor has changed its name or the name under which it conducts its business operations within the immediately preceding period of five (5) years.

4.7	Taxes.

(a) Returns Filed; Taxes Paid. All tax returns required to be filed by each of the Issuer and the Restricted Subsidiaries and any other Person with which the Issuer or any Restricted Subsidiary files or has filed a consolidated return in any jurisdiction have in fact been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Issuer and the Subsidiaries and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid. As of the Effective Date, all liabilities of the Issuer and the Restricted Subsidiaries with respect to federal income taxes have been finally determined except with respect to the fiscal years disclosed on Part 2.7 of Annex 2 to the Existing Note Purchase Agreements, which are the only fiscal years not closed by the completion of an audit or the expiration of the statute of limitations. There is currently in effect no tax sharing, tax allocation or similar agreement providing for the manner in which tax payments (whether in respect of federal or state income or other taxes) owing by the members of the affiliated group of which the Issuer is the “common parent” (as defined in section 1504 of the IRC) are allocated between any member of such group and any Person other than the Issuer or a Restricted Subsidiary.

(b) Book Provisions Adequate.

(i) The amount of the liability for taxes reflected in the most recent balance sheet referred to in Section 4.3(a) is an adequate provision for taxes as of the date of such balance sheet (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Issuer, any Restricted Subsidiary and the other Persons consolidated with the Issuer in such financial statements in respect of all tax periods ending on or prior to such dates.

(ii) As of the First Restatement Date, neither the Issuer nor any Restricted Subsidiary knows of any proposed additional tax assessment against it or any such Person that is not reflected in full in the most recent balance sheet referred to in Section 4.3(a).

(iii) In no event is the Issuer or any Restricted Subsidiary liable for any tax payments or obligations of any Unrestricted Subsidiary accrued or incurred prior to the Effective Date.

4.8	Full Disclosure.

The financial statements referred to in Section 4.3(a) do not, nor does any Financing Document or any written statement furnished by or on behalf of the Issuer or any Subsidiary to you in connection with the negotiation or the closing of the transactions contemplated by this Amendment Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading when viewed in the aggregate. There is no fact that the Issuer has not disclosed to you in writing that has had or, so far as the Issuer can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

4.9	Corporate Organization and Authority.

The Issuer and each Subsidiary:

(a) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (to the extent that such concept is applicable) under the laws of its jurisdiction of organization;

(b) has all legal and corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

(c) has all necessary licenses, certificates and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, limited liability company or foreign partnership, as the case may be, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

4.10	Restrictions on Issuer and Restricted Subsidiaries.

(a) Neither the Issuer nor any Restricted Subsidiary:

(i) is a party to any contract or agreement, or subject to any charter, bylaw, partnership agreement or other restriction that, in the aggregate for all such contracts, agreements, constitutive documents and other restrictions (assuming that all such contracts and agreements are performed in accordance with their respective terms), could reasonably be expected to have a Material Adverse Effect; or

(ii) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property,

whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 6.13 of the Existing Note Purchase Agreements.

(b) As of the Effective Date, neither the Issuer nor any Guarantor is a party to any contract or agreement that restricts the right or ability of the Issuer or such Guarantor to incur Debt, other than the Existing Note Purchase Agreements and the agreements listed in Part 2.10(b) of Annex 2 to the Existing Note Purchase Agreements (none of which restricts the issuance and sale of the Notes or the performance of the Issuer hereunder or under the Notes and none of which restricts the guaranty of the Notes by any of the Guarantors under the Joint and Several Guaranty).

4.11	Compliance with Law.

Neither the Issuer nor any Subsidiary:

(a) is in violation of any law, ordinance, governmental rule or regulation to which it is subject (including, without limitation, those relating to zoning and planning, building, subdivision, inland wetland and environmental and hazardous waste disposal); or

(b) has failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business (including, without limitation, to the extent required, building, zoning, subdivision, traffic and environmental approvals and certificates of occupancy);

which violations or failures to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12	USA Patriot Act, Etc.

Neither the Issuer nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person. The Issuer, the Restricted Subsidiaries and, to the best knowledge of the Issuer, the Unrestricted Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

4.13	Certain Laws.

The execution and delivery of this Amendment Agreement by the Issuer and each of the Guarantors and the performance under the Financing Documents by the Issuer and the Subsidiaries:

(a) is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended, and

(b) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer or any Subsidiary.

4.14	Transaction is Legal and Authorized; Obligations are Enforceable.

(a) Transaction is Legal and Authorized. Each of the execution and delivery of this Amendment Agreement by the Issuer and by each of the Guarantors and compliance by the Issuer and each of the Guarantors with all of their respective obligations under the Financing Documents:

(i) is within the corporate powers of the Issuer and each of the Guarantors;

(ii) is legal and does not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Issuer or any Restricted Subsidiary under the provisions of (A) any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound or (B) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Issuer or any of the Guarantors and their respective Property; and

(iii) does not give rise to a right or option of any other Person under any agreement or other instrument, which right or option could reasonably be expected to have a Material Adverse Effect.

(b) Obligations are Enforceable. This Amendment Agreement has been duly authorized by all necessary action on the part of each Obligor and has been executed and delivered by one or more duly authorized officers of such Obligor, and the obligations of each Obligor set forth herein constitute legal, valid and binding obligations of such Obligor, enforceable in accordance with its terms, except that the enforceability of the Financing Documents may be:

(i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights generally; and

(ii) subject to the availability of equitable remedies.

4.15	Governmental Consent.

Neither the nature of the Issuer or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Issuer or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of this Amendment Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Issuer or any Guarantor as a condition to the execution and delivery of this Amendment Agreement.

4.16	No Defaults.

(a) The Agreement. No event has occurred and no condition exists that, upon the execution and delivery of this Amendment Agreement, would constitute a Default or an Event of Default.

(b) Charter Instruments, Other Agreements. Neither the Issuer nor any Restricted Subsidiary nor, to the best knowledge of the Issuer, any Unrestricted Subsidiary, is in violation in any respect of any term of any charter instrument, bylaw, partnership agreement or other constitutive document or instrument. Neither the Issuer nor any Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

4.17	Issuer and the Guarantors.

The Issuer and the Guarantors are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. The Issuer and each of the Guarantors receive direct economic and financial benefits from the Debt outstanding under the Existing Note Purchase Agreements by the Issuer and the existence of such Debt is in the best interests of the Issuer and each of the Guarantors.

4.18	Solvency.

The fair value of the business and assets of the Issuer and each Guarantor will be in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Amendment Agreement. Neither the Issuer nor any Guarantor, after giving effect to the transactions contemplated by this Amendment Agreement, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of applicable law, including, without limitation, Section 548 of the United States Bankruptcy Code), and neither the Issuer nor any Guarantor has any intent to

(a) hinder, delay or defraud any entity to which it is, or will become, on or after the Effective Date, indebted, or

(b) incur debts that would be beyond its ability to pay as they mature.

4.19	True and Correct Copies.

The Issuer has delivered to you or your special counsel true and correct copies of each of the following (including each amendment and restatement entered into in connection herewith) : (a) Amendment No. 7 to the Credit Facility and any corresponding amendment to any other Revolving Credit Agreement (including, without limitation, all schedules and exhibits thereto and all agreements delivered in connection therewith) of the Issuer or any Subsidiary, (b) Amendment Agreement No. 1 to the 1999 Note Purchase Agreement, (c) Amendment Agreement No. 1 to the 2000 Note Purchase Agreement, (d) Amendment Agreement No. 1 to the 2002 Note Purchase Agreement, and (e) each other agreement creating or evidencing Debt of the Issuer or any Restricted Subsidiary related to the creation or designation of any Unrestricted Subsidiary on or prior to the Effective Date.

5.	EFFECTIVENESS OF THE AMENDMENTS.

The Amendments shall become effective as of the date (the “Effective Date”), if at all, at such time as the Required Holders shall have indicated their written consent to the Amendments by executing and delivering the applicable counterparts of this Amendment Agreement. It is understood that any Current Holder may withhold its consent for any reason, and that, without limitation of the foregoing, each Current Holder hereby makes the granting of its consent contingent upon satisfaction of the following conditions:

5.1	Opinions of Counsel.

You shall have received a closing opinion from McGuireWoods LLP, counsel for the Issuer and the Guarantors, dated as of the Effective Date as to such matters as you may reasonably request. The Issuer hereby requests and directs its counsel to deliver such closing opinion to you and the other Noteholders.

5.2	Warranties and Representations True.

The warranties and representations contained in Section 4 shall be true on the Effective Date with the same effect as though made on and as of that date.

5.3	No Defaults.

No “Default” or “Event of Default” (as such terms are defined in the Existing Note Purchase Agreements) shall exist in respect of the Notes, this Amendment Agreement or the Existing Note Purchase Agreements.

5.4	Officers’ Certificates.

You shall have received:

(a) a certificate dated the Effective Date and signed by the President, a Vice-President, the Controller, the Treasurer, an Assistant Treasurer or the Chief Financial Officer of the Issuer, substantially in the form of Exhibit D, certifying that the conditions specified in Section 5.2, Section 5.3, Section 5.7, Section 5.8 and Section 5.9 have been fulfilled and that no Default or Event of Default exists on the Effective Date; and

(b) a certificate dated the Effective Date and signed by the Secretary or an Assistant Secretary of the Issuer, substantially in the form of Exhibit E, with respect to the matters set forth therein.

5.5	Expenses.

The payment of the expenses to be paid on behalf of the Current Holders pursuant to Section 8 of this Amendment Agreement (to the extent a statement therefor has been presented to the Issuer on or prior to the Effective Date) shall have been paid in full.

5.6	Ratification by Guarantors

Each Guarantor shall have executed and delivered the ratification of its obligations under the Joint and Several Guaranty as contemplated on the signature pages to this Agreement.

5.7	Other Debt Documents.

The Issuer shall have delivered to you a true and correct copy of the agreements referred to in Section 4.19.

5.8	Transaction Restructuring Fee.

The Issuer shall have paid to each Noteholder a non-refundable transaction structuring fee equal to .05% of the aggregate principal amount of the Notes held by such Noteholder on the Effective Date.

5.9	Compliance with this Agreement.

Each of the Issuer and the Guarantors shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Issuer and the Guarantors on or prior to the Effective Date, and such performance and compliance shall remain in effect on the Effective Date.

5.10	Proceedings Satisfactory.

All proceedings taken in connection with the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel’s closing opinion, all in form and substance satisfactory to you and your special counsel.

6.	AIG PREPAYMENT PROVISIONS

(a) Each of the Noteholders signatory hereto which is a holder of either Series I Notes or Series K Notes has been made aware of and acknowledges that the Issuer intends to prepay the AIG Debt pursuant to the optional prepayment provisions of Section 4.4 of the Existing Note Purchase Agreements. By their execution of this Amendment Agreement, each such Noteholder agrees to waive its rights in respect of the requirements of Section 4.4, Section 4.5 and Section 4.6 of the Existing Note Purchase Agreements which would otherwise require that each of the Series I Notes and Series K Notes held by such Noteholder be prepaid in accordance with said Sections as a result of such prepayment of the AIG Debt. Such waiver shall only be applicable to one prepayment in full of the AIG Debt after the February 2005 Amendment Effective Date. Notwithstanding the foregoing in no event shall any such waiver be effective if immediately prior to such prepayment, or immediately after giving effect thereto, a Default or Event of Default exists or would be created thereby. As used herein the term “AIG Debt” means the Debt evidenced on the date hereof by those certain Series K Notes in an aggregate principal amount of $15,000,000 held by The Variable Annuity Life Insurance Company and America General Life and Accident Insurance Company.

(b) Upon prepayment in full of the AIG Debt as contemplated by Section 6(a) above, each of the Noteholders signatory hereto and the Issuer hereby agree to each of the amendments to the Existing Note Purchase Agreements (as previously amended by the Amendments) in the manner specified in Exhibit C hereto. Such agreement to such amendments shall be effective if, and only if:

(i) no Default or Event of Default exists immediately prior to, and after giving effect to, such amendments; and

(ii) the representations and warranties set forth in Sections 4.1, 4.2, 4.3(a), 4.5, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 and 4.18 of this Amendment Agreement are true and correct immediately prior to, and after effect to, such amendments; and

(iii) each of the Noteholders shall have received a certificate of any officer of the Issuer referred to in Section 5.4 of this Amendment Agreement confirming satisfaction of the conditions set forth in clause (i) and clause (ii) above.

7.	CONSENT.

The Current Holders hereby consent to the execution and delivery of the documents referred to in clauses (b) through (d) of Section 4.19 to the extent that such consent is required under the terms of the Financing Documents.

8.	EXPENSES.

Whether or not the Amendments become effective, the Issuer will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section 8 shall limit the Issuer’s obligations pursuant to Section 1.5 of the Existing Note Purchase Agreements.

9.	MISCELLANEOUS.

9.1	Part of Existing Note Purchase Agreements; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreements and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Note Purchase Agreements without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

9.2	Counterparts.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile of an executed signature page hereto shall be effective as delivery of an original.

9.3	Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF VIRGINIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

[Remainder of page intentionally left blank. Next page is signature page.]

If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

SMITHFIELD FOODS, INC.

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to

Second Amended and Restated Note Purchase Agreement (I-L)

The undersigned hereby ratify and confirm their obligations pursuant to the Joint and Several Guaranty (as defined in the foregoing Second Amended and Restated Note Purchase Agreement (the “Agreement”) and consent to the amendments effected by the Agreement.

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

NORTH SIDE FOODS CORP.

PACKERLAND HOLDINGS, INC.

PACKERLAND PROCESSING COMPANY, INC.

PACKERLAND-PLAINWELL, INC. (f/k/a Murco Foods, Inc.)

PATRICK CUDAHY INCORPORATED

PREMIUM PORK, INC.

QUIK-TO-FIX FOODS, INC.

SFFC, INC.

SMITHFIELD PURCHASE CORPORATION (successor by merger to Carroll’s Realty, Inc.)

STADLER’S COUNTRY HAMS, INC.

SUN LAND BEEF COMPANY

SUNNYLAND, INC.

THE SMITHFIELD COMPANIES, INC.

THE SMITHFIELD PACKING COMPANY INCORPORATED

MURPHY-BROWN LLC

By:	John Morrell & Co., as sole member

MURPHY FARMS LLC

QUARTER M FARMS LLC

CARROLL’S FOODS OF VIRGINIA LLC

CARROLL’S FOODS LLC

CIRCLE FOUR LLC

CENTRAL PLAINS FARMS LLC

BROWN’S OF CAROLINA LLC

By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

BROWN’S FARMS, LLC

By:	Brown’s of Carolina LLC, as sole member
By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

CARROLL’S REALTY PARTNERSHIP

By:	Smithfield Purchase Corporation, as general partner

SMITHFIELD PACKING REAL ESTATE, LLC

By:	The Smithfield Packing Company Incorporated, as sole member

[Signature Page to Amendment No. 1 to

Second Amended and Restated Note Purchase Agreement (I-L)

CATTLE PRODUCTION SYSTEMS, INC.

By:	Packerland Holdings, Inc., as sole member

SMITHFIELD-CARROLL’S FARMS

By:	Smithfield Purchase Corporation, as general partner

BROWN’S REALTY PARTNERSHIP

By:	Brown’s Farms, LLC, its partner
By:	Brown’s of Carolina LLC, its sole member and manager
By:	Murphy-Brown LLC, its sole member and manager
By:	John Morrell & Co., as sole member
and
By:	Smithfield Purchase Corporation, its partner

SMITHFIELD PACKING REALTY PARTNERSHIP

By:	Smithfield Packing Real Estate, LLC, its partner
By:	The Smithfield Packing Company, Incorporated, its sole member and manager
and
By:	Smithfield Purchase Corporation, its partner

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

[Signature Page to Amendment No. 1 to

Second Amended and Restated Note Purchase Agreement (I-L)

Accepted:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY

(on behalf of Private Placement Separate Account 1Z)

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

SIGNATURE 4 LIMITED
By:	John Hancock Life Insurance Company, Portfolio Advisor

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

SIGNATURE 7 L.P.
By:	John Hancock Life Insurance Company, Portfolio Advisor

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

SIGNATURE 6 LIMITED
By:	John Hancock Life Insurance Company, as Portfolio Advisor

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

JPMORGAN CHASE BANK,
as Directed Trustee for the AT&T Long-Term Investment Trust

By:	/s/ Robert M. Lauer
Name:	Robert M. Lauer
Title:	Vice President

[Signature Page to Amendment No. 1 to

Second Amended and Restated Note Purchase Agreement (I-L)

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

MANULIFE INSURANCE COMPANY

    f/k/a INVESTORS PARTNER LIFE INSURANCE COMPANY

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

CAPE FEAR FARM CREDIT, ACA

By:	/s/ Randy T. Pope
Name:	Randy T. Pope
Title:	Vice President

[Signature Page to Amendment No. 1 to

Second Amended and Restated Note Purchase Agreement (I-L)

ANNEX 1

CURRENT HOLDERS AND PRINCIPAL AMOUNTS

As of February 15, 2005

Name of Current Holder	Aggregate Principal Amount of Series I Notes Held	Aggregate Principal Amount of Series J Notes Held	Aggregate Principal Amount of Series K Notes Held	Aggregate Principal Amount of Series L Notes Held
John Hancock Life Insurance Company	$-0-	$-0-	$18,500,000	$17,000,000
John Hancock Life Insurance Company (Private Placement Separate Account 1Z)	$-0-	$-0-	$1,000,000	$1,000,000
Signature 4 Limited	$-0-	$-0-	$10,000,000	$-0-
Signature 7 L.P.	$-0-	$-0-	$-0-	$3,500,000
Signature 6 Limited	$-0-	$-0-	$2,000,000	$1,000,000
JPMorgan Chase Bank, as Directed Trustee for the AT&T Long-Term Investment Trust	$-0-	$-0-	$2,000,000	$1,000,000
John Hancock Variable Life Insurance Company	$-0-	$-0-	$1,000,000	$1,000,000
Manulife Insurance Company f/k/a Investors Partner Life Insurance Company	$-0-	$-0-	$500,000	$500,000
Cape Fear Farm Credit, ACA	$47,500,000	$23,750,000	$-0-	$-0-
The Variable Annuity Life Insurance Company	$-0-	$-0-	$10,000,000	$-0-
American General Life Insurance Company	$-0-	$-0-	$5,000,000	$-0-

Total:	$47,500,000	$23,750,000	$50,000,000	$25,000,000

Annex 1-1

EXHIBIT A

AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENTS

1. Section 6 of the Existing Note Purchase Agreements is hereby amended and restated in its entirety as follows:

“6.	GENERAL COVENANTS.

The Company covenants and agrees that on and after the Second Restatement Date and thereafter for so long as any of its obligations under the Note Purchase Agreements and the Notes shall be outstanding:

6.1	Payment of Taxes and Claims.

The Company shall, and shall cause each Subsidiary to, pay before they become delinquent,

(a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

(b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property,

provided, that items of the foregoing description need not be paid (x)(i) while being contested in good faith and by appropriate proceedings diligently pursued as long as adequate book reserves have been established and maintained and exist with respect thereto, and (ii) so long as the title of the Company or the Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby or (y) if any failure to make any such payment could not reasonably be expected to have a Material Adverse Effect.

6.2	Maintenance of Properties and Corporate Existence.

The Company shall, and shall cause each Restricted Subsidiary to,

(a) Property. — maintain its Property in good condition, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto, and, in addition to the foregoing, the Guarantors shall collectively, during each year, either expend or invest an aggregate amount equal to at least fifteen percent (15%) of Depreciation determined for the then most recently ended fiscal year of the Company on repairs, maintenance or capital improvements to the “Improvements” (as such term is defined in the Deeds of Trust);

(b) Insurance. — maintain, with financially sound and reputable insurers accorded a rating by A.M. Best Company of “A” or better and a size rating of “XII” or better (or comparable ratings by any comparable successor rating agency), insurance

Exhibit A-1

(including, without limitation, the insurance required by the Security Documents) with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers’ compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated; provided that the Company and the Restricted Subsidiaries may maintain one or more systems of self-insurance if adequate reserves are maintained with respect thereto and if such systems are implemented and operated in a manner consistent with the sound financial practices of similarly situated corporations of established reputations that maintain similar systems of self-insurance;

(c) Financial Records. — maintain sound accounting policies and an adequate and effective system of accounts and internal accounting controls that will safeguard assets, properly record income, expenses and liabilities and assure the production of proper financial statements that the Company is required to deliver pursuant to the terms of Section 7;

(d) Corporate Existence and Rights. — do or cause to be done all things necessary

(i) to preserve and keep in full force and effect its existence, rights and franchises,

(ii) to ensure that the Company legally and beneficially owns eighty-six percent (86%) of the capital stock of each class of Brown’s and one hundred percent (100%) of the capital stock of each of the other Guarantors, and

(iii) to maintain, subject to the provisions of Section 6.25, each Restricted Subsidiary as a Subsidiary, except as otherwise permitted by Section 6.14 and Section 6.15(b); and

(e) Compliance with Law. — not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, the USA Patriot Act and any Environmental Protection Law) and not fail to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violation or failure to obtain could be reasonably expected to have a Material Adverse Effect.

6.3	Payment of Notes and Maintenance of Office.

The Company shall punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) to become due in respect of, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and shall maintain an office at the address of the Company set forth in Section 10.1 where notices, presentations and demands in respect hereof and of the Notes may be made upon it. Such office shall be maintained at such address until such time as the Company shall notify the holders of the Notes of any change of location of such office, which shall in any event be located within the United States of America.

Exhibit A-2

6.4	Intentionally Deleted.

6.5	Consolidated Working Capital.

The Company shall not at any time permit Consolidated Working Capital to be less than Two Hundred Fifty Million Dollars ($250,000,000).

6.6	Funded Debt to Capitalization Ratio.

The Company shall not at any time permit Consolidated Funded Debt to exceed sixty-five percent (65%) of Consolidated Total Capitalization.

6.7	Maintenance of Funded Debt.

The Company shall not permit Consolidated Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed four hundred percent (400%) of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

6.8	Consolidated Interest Coverage Ratio; Consolidated Fixed Charges.

(a) The Company shall not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Company to be less than 3.00 to 1.00.

(b) The Company shall not at any time permit the ratio of Consolidated Net Income Available for Fixed Charges (calculated in respect of the period of eight (8) consecutive fiscal quarters of the Company then most recently ended) to Consolidated Fixed Charges (calculated in respect of such period) to be less than 1.50 to 1.00.

6.9	Restrictions on Dividends, etc.

The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance (other than statutory, regulatory or common law restrictions) on the right or power of any Restricted Subsidiary to

(a) pay dividends or make any other distributions on such Restricted Subsidiary’s stock to the Company or any other Restricted Subsidiary,

(b) pay any indebtedness owed by such Restricted Subsidiary to the Company or any other Restricted Subsidiary,

(c) make loans or pay advances to the Company or any other Restricted Subsidiary, or

(d) transfer any of its Property to the Company or any Guarantor;

Exhibit A-3

provided, however, that:

(x) a Restricted Subsidiary may be subject to an encumbrance or restriction described in subsection (d) above if such encumbrance or restriction (i) restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license, or similar contract, (ii) exists by virtue of any transfer of, agreement to transfer, option, or right with respect to, any property or assets of the Company or any other Restricted Subsidiary not otherwise prohibited by this Note Purchase Agreement, or (iii) is contained in a security agreement, mortgage or other similar document securing Debt of the Company or any Restricted Subsidiary that is permitted hereunder to the extent such restriction or encumbrance restricts the transfer of the property subject to such agreement, or (iv) ordinary course provisions restricting the assignability of contracts;

(y) a Restricted Subsidiary may be subject to restrictions on the payment of dividends or the making of other distributions on its stock to the Company or the other Restricted Subsidiaries so long as such restrictions permit the payment of such dividends and the making of such other distributions that are necessary in order to make any and all payments due (including, without limitation, any and all amounts due by way of acceleration, required or optional prepayment or otherwise) in connection with the Notes, the Note Purchase Agreements and the other Financing Documents, and any and all indebtedness used to refinance or repay such indebtedness (without increase as to principal amount or interest rate of such refinancing indebtedness); and

(z) a Restricted Subsidiary may be subject to any such encumbrance and restriction that is not otherwise allowed under subsections (x) and (y) above, so long as the aggregate contributions to Consolidated EBITDA for the period of four (4) fiscal quarters then most recently ended of all Restricted Subsidiaries subject to such encumbrances and restrictions that are not otherwise allowed under subsections (x) and (y) above, are less than or equal to fifteen percent (15%) of such Consolidated EBITDA; such contribution shall be based on the earnings before interest, taxes, depreciation and amortization of each such Restricted Subsidiary for such fiscal year.

6.10	Consolidated Net Worth.

The Company shall not at any time permit Consolidated Net Worth, determined at such time, to be less than the sum of

(a) one billion four hundred fifty million dollars ($1,450,000,000), plus

(b) the sum of the Company Fiscal Year Net Worth Increase Amounts calculated for all fiscal years of the Company ended on or after the Second Restatement Date.

Exhibit A-4

6.11	Terrorism Sanctions Regulations.

The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

6.12	Restricted Payments and Restricted Investments.

(a) Limitation on Restricted Payments and Restricted Investments. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time declare or make or incur any liability to declare or make any Restricted Payment (other than Restricted Payments comprised solely of Distributions to the Company or a Wholly-Owned Restricted Subsidiary in respect of the capital stock of a Subsidiary (“Permitted Distributions”)) or make or authorize any Restricted Investment, unless

(i) immediately after giving effect to the proposed Restricted Payment or Restricted Investment, the aggregate amount of all Restricted Payments (other than Permitted Distributions) and Restricted Investments in each case made or authorized after February 1, 2000 does not exceed the sum of

(A) one hundred million dollars ($100,000,000); plus

(B) fifty percent (50%) of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus one hundred percent (100%) of such deficit) for the period commencing on February 1, 2000 and ending on the date of such proposed transaction; plus

(C) one hundred percent (100%) of the aggregate net cash proceeds received by the Company after March 9, 2000 from the issuance or sale of shares of capital stock of the Company (other than Mandatorily Redeemable Stock); plus

(D) the market value of (but in any event not exceeding the Fair Market Value of the assets or stock acquired with) the shares of capital stock issued by the Company in payment for the stock or assets of any Person acquired by the Company or any Subsidiary after March 9, 2000 in an arm’s-length transaction;

(ii) immediately prior to, and immediately after giving effect to the proposed Restricted Payment or Restricted Investment, the Company would be permitted by Section 6.6 to incur at least one dollar ($1.00) of additional Funded Debt owed to a Person other than a Restricted Subsidiary; and

(iii) immediately prior to, and immediately after giving effect to, the proposed Restricted Payment or Restricted Investment, no Default or Event of Default exists or would exist.

Exhibit A-5

(b) Time of Payment of Distributions. The Company shall not, and shall not permit any Restricted Subsidiary to, authorize a Distribution on its capital stock that is not payable within sixty (60) days of authorization.

(c) Restricted Subsidiaries. Each Person that became or becomes a Preexisting Restricted Subsidiary or a New Restricted Subsidiary shall be deemed to have made, at the time it became or becomes a Subsidiary, all Restricted Investments of such Person existing immediately after it became or becomes a Preexisting Restricted Subsidiary or a New Restricted Subsidiary, as the case may be.

6.13	Liens.

(a) Negative Pledge. The Company shall not, and shall not permit any Restricted Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to a Lien except:

(i) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 6.1 or by any provision of the other Financing Documents;

(ii) Liens incurred or deposits made in the ordinary course of business

(A) in connection with workers’ compensation, unemployment insurance, social security and other like laws, and

(B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 6.13(a)(iii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

(iii) Liens

(A) arising from judicial attachments and judgments,

(B) securing appeal bonds, supersedeas bonds, or

(C) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith

Exhibit A-6

and by appropriate proceedings, and provided further that the aggregate amount so secured shall not at any time exceed one million dollars ($1,000,000);

(iv) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of such Properties or materially interfere with the use of such Properties in the ordinary conduct of the owning Person’s business;

(v) (A) Liens (of a type other than set forth in Section 6.13(a)(ix)) in existence on the First Restatement Date, more specifically described on Part 6.13(a)(v) of Annex 2; and

(B) Liens securing renewals, extensions and refinancings of Debt secured by the Liens permitted by clause (A) immediately above, provided that the amount of Debt secured by each such Lien is not increased in excess of the amount of Debt outstanding on the date such Lien was originally created, and none of such Liens is extended to include any additional Property of the Company or any Restricted Subsidiary;

(vi) on or prior to the Collateral Release Date, Liens on the Collateral

(A) in favor of the Security Trustee for the benefit of the holders of the Notes that secure obligations under any of the Financing Documents, and

(B) constituting Permitted Exceptions;

(vii) on or prior to the Collateral Release Date, Liens on Property (other than the Collateral) securing Funded Debt (other than Funded Debt outstanding under the Credit Facility) incurred and permitted to exist in accordance with the provisions of Sections 6.6 and 6.7;

(viii) Purchase Money Liens, if, after giving effect thereto and to any concurrent transactions:

(A) each such Purchase Money Lien secures Debt in an amount not exceeding the cost of acquisition or construction of the particular Property to which such Debt relates; and

(B) no Default or Event of Default would exist;

(ix) on or prior to the Collateral Release Date, Liens on Property of the Restricted Subsidiaries primarily constituting inventory or accounts that secure obligations arising under Revolving Credit Agreements of the Company or any Restricted Subsidiary; and

Exhibit A-7

(x) after the Collateral Release Date, Liens securing Debt of the Company or any Subsidiary, provided that at the time of the incurrence thereof and after giving effect thereto and to the concurrent retirement of any other Debt,

(A) the aggregate outstanding principal amount of all Debt of the Company and the Subsidiaries secured by Liens (including, without limitation, Liens permitted by Section 6.13(a)(v) and Section 6.13(a)(viii)) would not exceed fifteen percent (15%) of Consolidated Total Tangible Net Worth, determined at such time; and

(B) no Default or Event of Default would exist.

(b) Collateral. Nothing in this Section 6.13 shall be deemed to permit the Company or any Guarantor to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien in violation of the terms of the Security Documents.

(c) Stock. Notwithstanding anything to the contrary in Section 6.13(a), the Company shall not, and shall not permit any Restricted Subsidiary to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the capital stock of any Restricted Subsidiary, whether now owned or hereafter acquired, to be subject to a Lien.

(d) Equal and Ratable Lien; Equitable Lien. In case any Property not otherwise the subject of a prior perfected Lien in favor of the Security Trustee shall be subjected to a Lien in violation of this Section 6.13, the Company shall forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes shall be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company shall cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of this Section 6.13 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 6.13(d).

(e) Financing Statements. The Company shall not, and shall not permit any Restricted Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Restricted Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Restricted Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 6.13 or to evidence for informational purposes a lessor’s interest in Property leased to the Company or any such Restricted Subsidiary.

Exhibit A-8

6.14	Merger; Acquisition; Other Investments.

(a) Merger and Consolidation. The Company shall not, and shall not permit any Restricted Subsidiary to, merge with or into, consolidate with, or sell, lease as lessor, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to merge with or into or consolidate with it (except (x) for the completion of the Great Lakes Cattle Merger and (y) that a Restricted Subsidiary other than a Guarantor may merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company or a Wholly-Owned Restricted Subsidiary other than a Guarantor); provided that the foregoing restriction does not apply to the merger or consolidation of the Company with or into, or the sale, lease, transfer or other disposition by the Company of all or substantially all of its Property to, another corporation, if:

(i) the corporation that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property (the “Surviving Corporation”) is organized under the laws of, and has substantially all of its Property located in, the United States of America or any jurisdiction thereof;

(ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants herein and in the other Financing Documents to be performed and observed by the Company, are expressly assumed by the Surviving Corporation pursuant to such agreements or instruments as shall be satisfactory to the Required Holders, and the Company shall cause to be delivered to each holder of Notes an opinion of independent counsel (which opinion and counsel are satisfactory to the Required Holders) to the effect that such agreements and instruments are enforceable in accordance with their terms;

(iii) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, the Company would be permitted by Section 6.6 to incur at least one dollar ($1.00) of additional Funded Debt owed to a Person other than a Subsidiary; and

(iv) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

Exhibit A-9

(b) Acquisitions and Joint Venture Investments. The Company will not, and will not permit any of its Restricted Subsidiaries to consummate any Acquisition or Joint Venture Investment, unless immediately prior to such Acquisition or Joint Venture Investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and:

(i) (a) such transaction is an Acquisition and such Acquisition (if by purchase of assets, merger or consolidation) is effected in such manner that the acquired business, and the related assets, are owned either by the Company or a Restricted Subsidiary and, if effected by merger or consolidation involving the Company, the Company is the continuing or surviving entity and, if effected by merger or consolidation involving a Restricted Subsidiary, the continuing or surviving entity is a Restricted Subsidiary; or (b) such transaction is an Acquisition and such Acquisition (if by purchase of stock or partner, member or other ownership interests) is effected in such manner so that the acquired entity becomes a Restricted Subsidiary; and

(ii) such transaction is an Acquisition or a Joint Venture Investment and immediately after giving effect to such Acquisition or Joint Venture Investment the Company is in compliance with Sections 6.5, 6.6, 6.7, 6.8 and 6.10 (the determination of such compliance to be calculated on a pro forma basis, as at the end of the fiscal quarter most recently ended prior to the date of such Acquisition or Joint Venture Investment for which financial statements of the Company and its Restricted Subsidiaries are available, under the assumption that such Acquisition or Joint Venture Investment and any other Acquisitions or Joint Venture Investments consummated during the twelve-month period ending on such date shall have occurred, and any Debt in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for such period for all loans outstanding under the Credit Facility on the date of such Acquisition or Joint Venture Investment) and, in the event that the aggregate amount of expenditures in respect of such Acquisition or Joint Venture Investment and of all prior Acquisitions and Joint Venture Investments made during a single fiscal year and not covered by a certificate delivered under this subclause (ii) exceeds $100,000,000, the Company shall have delivered to each of the holders of Notes a certificate of a Senior Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (ii) and certifying that prior to such acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

(c) Investments in Unrestricted Subsidiaries.

(i) The Company shall not, and shall not permit any Restricted Subsidiary to, make Investments in Unrestricted Subsidiaries or other Persons in cash or other Property of the Company or any Restricted Subsidiary or by issuance of capital stock of a Restricted Subsidiary, unless (x) immediately prior to and after giving effect to such Investment (each, a “Current Investment”), no Default or Event of Default shall have occurred and be continuing and (y) the aggregate book value of such Current Investment, taken together with all other Investments made pursuant to this clause (c)(i) after the February 2005 Amendment Effective Date and prior to the date of such Current Investment, does not exceed 3% of Consolidated Total Assets (determined as at the end of the fiscal quarter most recently ended prior to the date of such Current Investment for

Exhibit A-10

which financial statements of the Company and the Restricted Subsidiaries are available), provided that the aggregate amount of such Current Investments permitted under this clause (i) shall not be subject to the limitation contained in clause (y) if:

(A) at the time of each Current Investment described in clause (i) above, the Company is in compliance with Section 6.5, Section 6.6, Section 6.7, Section 6.8 and Section 6.10 (the determination of such compliance to be calculated on a pro forma basis, as at the end of the fiscal quarter most recently ended prior to the date of such Current Investment for which financial statements of the Company and the Restricted Subsidiaries are available, under the assumption that such Current Investment shall have been made, and any Debt in connection therewith shall have been incurred, at the beginning of the applicable period and under the further assumption that interest for such period had been equal to the actual weighted average interest rate in effect for such period for all loans outstanding under the Credit Facility on the date of such Current Investment);

(B) immediately after such Current Investment is made, the Company would be permitted to borrow at least an additional $300,000,000, under and pursuant to the terms of the Credit Facility (as in effect at such time) and subject to no unsatisfied conditions related to its financial condition or performance or defaults under such Credit Facility; and

(C) contemporaneously with the making of such Current Investment, the Company delivers to each Noteholder a certificate of a Senior Financial Officer showing calculations in reasonable detail to demonstrate compliance with the foregoing sub-clauses (A) and (B) and certifying that prior to such Current Investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

(ii) The Company shall not, and shall not permit any Restricted Subsidiary to, make Investments in Unrestricted Subsidiaries or other Persons through the issuance of additional capital stock in the Company, unless immediately prior to and after giving effect to such Investments, no Default or Event of Default shall have occurred and be continuing, and the Company complies with the requirements set forth in sub-clauses (i)(A), (B) and (C) above as if such Investment were being made in cash.

6.15	Transfers of Property; Subsidiary Stock.

(a) Transfers of Property. The Company shall not, and shall not permit any Restricted Subsidiary to, sell (including, without limitation, any sale and subsequent

Exhibit A-11

leasing as lessee of such Property), lease as lessor, transfer, or otherwise dispose of any Property (individually, a “Transfer” and collectively, “Transfers”), except

(i) Transfers of inventory, obsolete or worn-out Property or excess equipment no longer useful in the business of the Company or such Restricted Subsidiary, in each case in the ordinary course of business of the Company or such Restricted Subsidiary, and the Smithfield Canada Transfer;

(ii) Transfers from a Restricted Subsidiary to the Company or to any Guarantor and Transfers from the Company to any Guarantor; and

(iii) any other Transfer (including a Transfer of Property to any Person and the concurrent rental or lease of such transferred Property from such Person) at any time of any Property to a Person, other than an Affiliate, for an Acceptable Consideration, if each of the following conditions would be satisfied with respect to such Transfer:

(A) the sum of

(I) the current book value of such Property, plus

(II) the aggregate book value of all other Property of the Company, Preexisting Restricted Subsidiaries and New Restricted Subsidiaries Transferred (other than in Transfers referred to in the foregoing clause (i) and clause (ii) (collectively, “Excluded Transfers”)) during the period beginning on the first day of the then current fiscal year of the Company and ended immediately prior to the date of such Transfer, would not exceed ten percent (10%) of Consolidated Total Assets determined as at the end of the most recently ended fiscal year of the Company prior to giving effect to such Transfer,

(B) the sum of

(I) the current book value of such Property, plus

(II) the aggregate book value of all other Property of the Company, Preexisting Restricted Subsidiaries and New Restricted Subsidiaries Transferred (other than in Excluded Transfers) during the period commencing on October 31, 1999 and ended at the time of such Transfer, would not exceed twenty percent (20%) of Consolidated Total Assets determined as at the end of the most recently ended fiscal year of the Company prior to giving effect to such Transfer, and

Exhibit A-12

(C) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

provided, that all or any portion of the assets which are the subject of any Transfer of Property shall be excluded for purposes of clause (A) and clause (B) of this Section 6.15(a)(iii), and such Transfer shall be a Transfer permitted under this Section 6.15(a)(iii) notwithstanding non-compliance with clause (A) and clause (B) of this Section 6.15(a)(iii), if, within three hundred sixty (360) days after such Transfer, the entire proceeds of all or any portion of such Transfer to be excluded (net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied by the Company or a Preexisting Restricted Subsidiary or New Restricted Subsidiary to:

(x) the purchase of operating assets of the Company or any Restricted Subsidiary reasonably equal in value to that portion of the Property which is the subject of such Transfer and is to be excluded of clause (A) and (B) of this Section 6.15(a)(iii), so long as each such investment shall not have been included in the calculation of any other exclusion of any other Transfer proposed to be excluded from the operation of clause (A) or clause (B) of this Section 6.15(a)(iii), or

(y) an optional prepayment of Notes pursuant to Section 4.4.

Notwithstanding anything to the contrary contained herein, the Company shall not, and shall not permit any Restricted Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any of the Collateral except as expressly permitted by Section 6.15(c). Nothing in this Section 6.15(a) shall be deemed to permit the Company or any Restricted Subsidiary to violate any provisions of Section 6.16.

(b) Transfers of Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, Transfer any shares of the capital stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into capital stock) of a Preexisting Restricted Subsidiary or New Restricted Subsidiary (such capital stock, warrants, rights, options and other Securities herein called “Restricted Subsidiary Stock”), nor shall any Subsidiary issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

(i) the issuance by a Restricted Subsidiary of shares of its own Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary;

(ii) Transfers by the Company or a Restricted Subsidiary of shares of Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary;

Exhibit A-13

(iii) the issuance by a Restricted Subsidiary of directors’ qualifying shares; and

(iv) the Transfer of all of the Restricted Subsidiary Stock of a Restricted Subsidiary owned by the Company and the other Restricted Subsidiaries if

(A) such Transfer satisfies the requirements of Section 6.15(a)(iii);

(B) in connection with such Transfer the entire investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Restricted Subsidiary is Transferred to a Person other than the Company or a Restricted Subsidiary not simultaneously being disposed of;

(C) the Restricted Subsidiary being disposed of has no continuing investment in any other Restricted Subsidiary not simultaneously being disposed of or in the Company; and

(D) immediately prior to, and immediately after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default exists or would exist.

For purposes of determining the book value of Property constituting Restricted Subsidiary Stock being Transferred as provided in clause (iv) above, such book value shall be deemed to be the aggregate book value of all assets of the Preexisting Restricted Subsidiary or New Restricted Subsidiary that shall have issued such Restricted Subsidiary Stock.

Nothing in this Section 6.15(b) shall be deemed to permit the Company or any Restricted Subsidiary to (x) sell any shares of capital stock of any Restricted Subsidiary in violation of Section 6.2(d)(ii) or (y) violate any of the provisions of Section 6.16.

(c) Transfers of Collateral.

(i) The Company shall not, and shall not permit any Restricted Subsidiary to, sell or otherwise Transfer any Property constituting Collateral, except Transfers for an Acceptable Consideration of obsolete or worn-out equipment constituting Collateral, or excess equipment constituting Collateral, in each case that is no longer useful in the business of the Company or such Restricted Subsidiary, if each of the following conditions would be satisfied with respect to such Transfer:

(A) the sum of

(x) the current book value of such Property, plus

Exhibit A-14

(y) the aggregate book value of all other Property of the Company, Preexisting Restricted Subsidiaries and New Restricted Subsidiaries Transferred pursuant to this Section 6.15(c) during the period beginning on the first day of the then current fiscal year of the Company and ended immediately prior to the date of such Transfer, would not exceed five million dollars ($5,000,000),

(B) the sum of

(x) the current book value of such Property, plus

(y) the aggregate book value of all other Property of the Company, Preexisting Restricted Subsidiaries and New Restricted Subsidiaries Transferred pursuant to this Section 6.15(c) during the period commencing on October 29, 1999 and ended at the time of such Transfer, would not exceed twenty million dollars ($20,000,000) and

(C) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

provided, that all or any portion of the assets which are the subject of any Transfer of Property shall be excluded for purposes of clause (A) and clause (B) of this Section 6.15(c)(i) if, within one hundred twenty (120) days after such Transfer, the entire proceeds of such Transfer (net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied by the Company, a Preexisting Restricted Subsidiary or a New Restricted Subsidiary to:

(y) the purchase of Property of the Company, any Preexisting Restricted Subsidiary or any New Restricted Subsidiary reasonably equal in value or use to the Property which is the subject of such Transfer, so long as (1) such Property is subject to a perfected first-priority security interest in favor of the Security Trustee for the benefit of the holders from time to time of the Notes, (2) such Property constitutes Collateral and (3) each such investment shall not have been included in the calculation of any other exclusion of any other Transfer proposed to be excluded from the operation of clause (A) or clause (B) of this Section 6.15(c)(i), or

(z) an optional prepayment of Notes pursuant to Section 4.4.

The Company acknowledges and agrees that until applied pursuant to this Section 6.15(c), the net proceeds of any such Transfer of Collateral by the Company, any Preexisting Restricted Subsidiary or any New Restricted Subsidiary shall be held in trust by the Security Trustee pursuant to the terms of the Security Documents.

Exhibit A-15

(ii) Transfers for an Acceptable Consideration of other Collateral, if each of the following conditions would be satisfied with respect to such Transfer:

(A) the sum of

(x) the current book value of such Property, plus

(y) the aggregate book value of all other Property of the Company and the Restricted Subsidiaries Transferred pursuant to this Section 6.15(c)(ii) during the period commencing on October 29, 1999 and ended at the time of such Transfer, would not exceed three million dollars ($3,000,000) and

(B) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

provided, that the Company shall furnish to each of the holders of the Notes, in connection with each such Transfer, a certificate of (x) a Senior Financial Officer and satisfaction of such condition stating (1) the book value of the Property to be Transferred, (2) the aggregate book value of all other Property Transferred prior to such transfer pursuant to this Section 6.15(c)(ii), (3) to the extent such Property Transferred includes real property, that such Transfer shall not adversely affect the access to, or value of, any remaining real property constituting Collateral, and (4) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist, and (y) the Secretary or Assistant Secretary of the transferor certifying the establishment of Acceptable Consideration for such transfer. Upon receipt of each such certificate, each of the holders of each of the Notes shall promptly advise the Security Trustee in writing to execute and deliver appropriate releases of such Property from the Liens created by the Security Documents.

6.16	Trademark Subsidiaries.

(a) Generally. The Company shall not, and shall not permit any Restricted Subsidiary other than a Trademark Subsidiary to, own any patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles used or useful in the conduct of the business of the Company or any Restricted Subsidiary.

(b) Ownership of Trademark Subsidiaries. The Company (i) shall, at all times, maintain each Trademark Subsidiary as a Wholly-Owned Restricted Subsidiary and (ii) shall not permit any of the capital stock of any Trademark Subsidiary to be subject to a Lien.

(c) No Sale or Merger. The Company shall not permit any Trademark Subsidiary to merge with or into, consolidate with, or sell, lease, transfer or otherwise

Exhibit A-16

dispose of all or substantially all of its Property to, any other Person other than another Trademark Subsidiary, or permit any other Person other than a Trademark Subsidiary to merge with or into or consolidate with it. The Company shall not permit any Trademark Subsidiary to sell, lease as lessor, license as licensor, transfer or otherwise dispose of any patents, trademarks, service marks, trade names, copyrights and licenses.

(d) No Debt or Liens. The Company shall not permit any Trademark Subsidiary to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien. The Company shall not at any time permit any Trademark Subsidiary to be or become liable for any Debt or to issue any Mandatorily Redeemable Stock.

6.17	Environmental Compliance.

(a) Compliance. The Company shall, and shall cause each Subsidiary to, comply with all Environmental Protection Laws in effect in each jurisdiction where it is doing business and where the failure to comply with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Liability. The Company shall not, and shall not permit any Subsidiary to, permit itself to be subject to any liability under any Environmental Protection Laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.18	Line of Business.

The Company shall not, and shall not permit any Subsidiary to, engage in any business other than businesses engaged in by the Company and the Subsidiaries on the First Restatement Date.

6.19	Transactions with Affiliates.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

6.20	Tax Consolidation.

The Company shall not file or consent to the filing of a consolidated tax return with any Person other than a Subsidiary, or permit the filing of any consolidated tax return by any Subsidiary with any Person other than the Company or another Subsidiary.

Exhibit A-17

6.21	ERISA.

(a) Compliance. The Company shall, and shall cause each ERISA Affiliate to, at all times with respect to each Pension Plan,

(i) make timely payment of contributions required

(A) to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, or

(B) to be paid as provided for by section 515 of ERISA, and

(ii) comply with all other applicable provisions of ERISA.

(b) Relationship of Vested Benefits to Pension Plan Assets.

(i) The Company shall not at any time permit the present value of all employee benefits vested under all Morrell Pension Plans to exceed the assets of such Morrell Pension Plans allocable to such vested benefits at such time by more than fifty-five million dollars ($55,000,000), in each case determined pursuant to Section 6.21(c).

(ii) The Company shall not at any time permit the present value of all employee benefits vested under all Pension Plans other than Morrell Pension Plans to exceed the assets of all such Pension Plans other than Morrell Pension Plans allocable to such vested benefits at such time by more than five percent (5%) of Consolidated Total Liabilities, in each case determined pursuant to Section 6.21(c).

(c) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law.

(d) Prohibited Actions. The Company shall not, and shall not permit any ERISA Affiliate to:

(i) engage in any “prohibited transaction” (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or “reportable event” (as such term is defined in section 4043 of ERISA) that would result in the imposition of a material tax or penalty;

(ii) incur with respect to any Pension Plan any “accumulated funding deficiency” (as such term is defined in section 302 of ERISA), whether or not waived;

(iii) terminate any Pension Plan in a manner that could result in

Exhibit A-18

(A) the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or

(B) the creation of any liability under section 4062 of ERISA;

(iv) fail to make any payment required by section 515 of ERISA; or

(v) be an “employer” (as such term is defined in section 3 of ERISA) required to contribute to any Multiemployer Plan or a “substantial employer” (as such term is defined in section 4001 of ERISA) required to contribute to any Multiple Employer Pension Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, could reasonably be expected to have a Material Adverse Effect.

(e) Foreign Pension Plans. To the extent that the Company or any Subsidiary is subject to any requirements of any Foreign Pension Plan, the Company shall, and shall cause each such Subsidiary to, comply with such requirements if the failure to so comply would have, either individually or in the aggregate, a Material Adverse Effect.

6.22	Guaranties.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, be or become liable in respect of any Guaranty except

(i) Guaranties of Debt which constitutes a part of Consolidated Funded Debt;

(ii) Guaranties of obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries;

(iii) Guaranties of liabilities which constitute a part of Consolidated Current Liabilities (including, without limitation, Guaranties of obligations of the Company and the Restricted Subsidiaries under Revolving Credit Agreements to the extent such Guaranties are not permitted by clause (i) above); and

(iv) Guaranties of amounts payable with respect to Operating Rentals constituting a portion of Consolidated Fixed Charges.

(b) Notwithstanding the provisions of clause (a) above, the Company shall not permit any Restricted Subsidiary to

(i) be or become liable for any Guaranty of Debt of the Company, any other Subsidiary or any Affiliate, or

Exhibit A-19

(ii) issue any Mandatorily Redeemable Stock,

in each case unless such Restricted Subsidiary enters into an enforceable and unconditional Guaranty of the obligations of the Company under the Notes, upon terms and conditions satisfactory to the Required Holders. Notwithstanding the foregoing, in no event shall the Company or any Restricted Subsidiary be or become liable in respect of any Guaranty of Third Party Debt if the indebtedness or other liabilities that are the subject of such Guaranty would be prohibited by Section 6.6 or Section 6.7.

6.23	Private Offering.

The Company shall not, and shall not permit any Subsidiary or any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

6.24	Subsidiaries; Designation and Maintenance of Unrestricted Subsidiaries.

(a) Right of Designation. Subject to the satisfaction of the requirements of Section 6.24(c) hereof, the Company (i) designates, as of the February 2005 Amendment Effective Date, each of its Subsidiaries as either a Restricted Subsidiary or an Unrestricted Subsidiary as set forth in Exhibit B to the February 2005 Amendment and (ii) after the February 2005 Amendment Effective Date shall have the right to designate each Person which shall have become a Subsidiary after the February 2005 Amendment Effective Date as an Unrestricted Subsidiary or a Restricted Subsidiary by delivering to each holder of Notes a writing, signed by a Senior Officer, certifying that the Company shall have so designated such Person prior to or within thirty (30) days of the such Person becoming a Subsidiary. Any such Subsidiary so designated within such thirty (30) day period shall be deemed to have been an Unrestricted Subsidiary as of the date it shall have become a Subsidiary and any Subsidiary not so designated within such thirty (30) day period shall be deemed, on and after the date it shall have become a Subsidiary and without any further action by the Company or any holder of Notes, to have been designated by the Company as a Restricted Subsidiary. In no event will a Subsidiary be permitted to be designated as an Unrestricted Subsidiary if any Default or Event of Default exists immediately prior to or after giving effect to such designation.

(b) Right of Redesignation. The Company may, at any time, redesignate an Unrestricted Subsidiary as a Restricted Subsidiary if such Unrestricted Subsidiary had not, prior to such time, previously been designated as a Restricted Subsidiary. Any designation of an Unrestricted Subsidiary as a Restricted Subsidiary pursuant to this Section 6.24(b) shall be deemed an Acquisition of such Unrestricted Subsidiary and shall be permitted only to the extent permitted as an Acquisition under Section 6.14(b), and the certificate of a Senior Officer setting forth such designation shall state that such Acquisition is so permitted.

Exhibit A-20

(c) Unrestricted Subsidiary Criteria. No Subsidiary shall at any time after the February 2005 Amendment Effective Date be designated, or continue to be considered, as an Unrestricted Subsidiary unless and so long as:

(i) such Subsidiary does not own, directly or indirectly, any Voting Stock or other Capital Stock of the Company or any Restricted Subsidiary;

(ii) no portion of the Debt or any payment obligation (contingent or otherwise) of such Subsidiary (I) is guaranteed by the Company or any Restricted Subsidiary or (II) creates recourse against, or obligates, the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, for the purpose of satisfying such Debt or payment obligation (other than in respect of liabilities for which the Company or a Restricted Subsidiary is jointly obligated with such Subsidiary by operation of law, such as for tax or ERISA claims);

(iii) such Subsidiary has no Debt that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any Debt of the Company or its Restricted Subsidiaries to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, and

(iv) such Subsidiary has no obligation (other than Debt, as to which the provisions of the foregoing clause (iii) shall apply) that, if not paid when due, would permit (upon notice, lapse of time or both) any holder of any Debt of the Company or its Restricted Subsidiaries to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, and

(v) such Subsidiary is not a Guarantor.”

2. Section 7 of the Existing Note Purchase Agreements is hereby amended and restated in its entirety as follows:

"7.	INFORMATION AS TO COMPANY AND GUARANTORS.

7.1	Financial and Business Information.

The Company shall deliver to each holder of Notes:

(a) Company Quarterly Statements. — as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter, duplicate copies of:

(i) consolidated and consolidating balance sheets of the Company and its Subsidiaries (and, separately stated, of the Company and the Restricted Subsidiaries) as at the end of such quarter, and

Exhibit A-21

(ii) consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and the Restricted Subsidiaries), for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

(iii) the consolidating balance sheet and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries (treating the Company and all Restricted Subsidiaries as one entity and treating all Unrestricted Subsidiaries as another entity) for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, accompanied by the certificate required by Section 7.2;

(b) Company Annual Statements. — as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of:

(i) a consolidated balance sheet of the Company, and a consolidating balance sheet of the Company and each Guarantor, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, and consolidating statements of income and cash flows of the Company and each Guarantor, for such year, and

(iii) the consolidating balance sheet and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries (treating the Company and all Restricted Subsidiaries as one entity and treating all Unrestricted Subsidiaries as another entity), for such year setting forth in each case in comparative form the corresponding consolidated figures for the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by,

(A) in respect of the financial statements referred to in clauses (i) and (ii) above, an audit report thereon of independent certified public accountants of recognized national standing, which opinion shall state, without qualification, that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally

Exhibit A-22

accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(B) in respect of the financial statements referred to in clause (iii) above, a report from such certified public accountants stating that such consolidating financial statements are derived from the audited consolidated financial statements of the Company;

(C) a certification by a Senior Financial Officer that such consolidated statements are complete and correct, and

(D) the certificates required by Section 7.2 and Section 7.3;

(c) Audit Reports. — promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any management report, special audit report or comparable analysis prepared by them with respect to the books of the Company or any Restricted Subsidiary;

(d) SEC and Other Reports. — promptly upon their becoming available, a copy of each financial statement, report (including, without limitation, each Quarterly Report on Form 10-Q, each Annual Report on Form 10-K and each Current Report on Form 8-K), notice or proxy statement sent by the Company or any Subsidiary to stockholders generally and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

(e) ERISA. —

(i) promptly (and in any event, within five (5) Business Days) after any officer of the Company becoming aware of any

(A) “reportable event” (as defined in section 4043 of ERISA), or

(B) “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the IRC),

in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto, and

(ii) promptly (and in any event, within five (5) Business Days) after any officer of the Company becoming aware thereof, written notice of and, where applicable, a description of

Exhibit A-23

(A) any notice from the PBGC in respect of the commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

(B) any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

(C) the placement of any Multiemployer Plan in reorganization status under Title IV of ERISA,

(D) any Multiemployer Plan becoming “insolvent” (as defined in section 4245 of ERISA) under Title IV of ERISA, or

(E) the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith;

(f) Actions, Proceedings. — promptly after the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable probability of an adverse determination and that, if adversely determined, would have a Material Adverse Effect;

(g) Certain Environmental Matters. — prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed prior to the First Restatement Date, would have been required to be disclosed as an exception to any statement set forth in Section 2.15 and a description of the action that the Company is taking or proposes to take with respect thereto;

(h) Notice of Default or Event of Default. — within five (5) Business Days of any Senior Officer becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(i) Notice of Claimed Default.

(i) Within five (5) Business Days of any Senior Officer becoming aware that the holder of any Note, or of any Debt or any Security of the Company or any Restricted Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto; and

Exhibit A-24

(ii) Within five (5) Business Days of any Senior Officer becoming aware that the holder of any Debt or any Security of any Unrestricted Subsidiary, shall have given notice or taken any other action with respect to a claimed default or event of default in respect of such Debt or Security, a written notice specifying the notice given or action taken by such holder and the nature of such claimed default or event of default and what action the Company is taking or proposes to take with respect thereto.

(j) Information Furnished Under Revolving Credit Agreement. — at any time that at least one Revolving Credit Agreement is in effect, at the same time required thereby, a copy of each item required to be furnished by the Company or any Restricted Subsidiary pursuant thereto;

(k) Other Creditors. — promptly upon the request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt of the Company or any Subsidiary to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

(l) Rule 144A. — with reasonable promptness, upon the request of any holder of Notes, information required to comply with 17 C.F.R. §230.144A, as amended from time to time; and

(m) Requested Information. — with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes.

7.2	Officer’s Certificates.

Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6.4 through Section 6.8, inclusive, and Section 6.10 through Section 6.15, inclusive, during the period covered by the income statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage then in existence); and

(b) Event of Default — a statement that the signer has reviewed the relevant terms of the Financing Documents and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and the Restricted Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed

Exhibit A-25

or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3	Accountants’ Report.

Each set of annual financial statements delivered pursuant to Section 7.1(b) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

7.4	Inspection.

The Company shall permit the representatives of each holder of Notes (at the expense of the Company) to visit and inspect any of the Properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (former and present) (and by this provision the Company authorizes all such accountants to discuss the finances and affairs of the Company and the Restricted Subsidiaries), all at such reasonable times and as often as may be reasonably requested.”

3. The definition of “Subsidiary Stock” is hereby deleted from Section 9.1 of the Existing Note Purchase Agreements. Each of the following definitions contained in Section 9.1 of the Existing Note Purchase Agreements is hereby amended and restated in its entirety as follows:

“1999 Note Purchase Agreement — means, collectively, the separate Note Purchase Agreements, dated as of October 31, 1999, as amended and restated pursuant to the separate Amended and Restated Note Purchase Agreements, dated as of the Second Restatement Date, and as further amended up to and including the February 2005 Amendment Effective Date, between the Company and each of the purchasers named on Annex 1 thereto.

2000 Note Purchase Agreement — means, collectively, the separate Note Purchase Agreements, dated as of June 2, 2000, as amended and restated pursuant to the separate Amended and Restated Note Purchase Agreements, dated as of the Second Restatement Date, and as further amended up to and including the February 2005 Amendment Effective Date, between the Company and each of the purchasers named on Annex 1 thereto.

2002 Note Purchase Agreement — means, collectively, the separate Note Purchase Agreements, dated as of March 1, 2002, as amended and restated pursuant to the separate Amended and Restated Note Purchase Agreements, dated as of the Second Restatement Date, and as further amended up to and including the February 2005 Amendment Effective Date between the Company and each of the purchasers named on Annex 1 thereto.

Exhibit A-26

Acceptable Consideration — means, with respect to any Transfer of any Property of the Company or any Restricted Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) as is, in each case, determined by the Board of Directors of the Company or such Restricted Subsidiary, in its good faith opinion, to be in the best interests of the Company and to reflect the Fair Market Value of such Property.

Acquisition — means any transaction, or any series of related transactions, consummated after the Amendment No. 3 Effective Date, by which the Company or any of its Restricted Subsidiaries (a) acquires any On-Going Business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of at least a majority of the partner, member or other ownership interests of any Person that is not a corporation.

Affiliate — means, at any time, a Person (other than a Restricted Subsidiary)

(a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,

(b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company, or

(c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, at such time.

As used in this definition:

Control — means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Bank Funded Debt Amount — means, at any time, the smallest average daily principal amount of all Debt of the Company and the Restricted Subsidiaries under the Credit Facility which is outstanding during any period of thirty (30) consecutive days selected by the Company falling within the three hundred sixty-five (365) day period ending at such time.

Collateral Release Conditions — means, at any time:

(a) the Acceptable Rating for the Company’s long term senior unsecured debt is in full force and effect, not having been withdrawn by Moody’s or Standard & Poor’s;

(b) any and all Liens on Property of the Company or any Guarantor securing Debt incurred under or pursuant to each Revolving Credit Agreement of the Company or any Restricted Subsidiary have been released or will be released on or prior to the Collateral Release Date;

Exhibit A-27

(c) the aggregate principal amount of all Debt of the Company and the Subsidiaries secured by Liens permitted solely by Section 6.13(a)(x) does not exceed fifteen percent (15%) of Consolidated Total Tangible Net Worth, determined at such time;

(d) the Company and the holders of the Notes shall have entered into an amendment to the Note Purchase Agreements, in form and substance satisfactory to all holders of the Notes, which provides for an amendment to the covenants set forth in Section 6.4 through 6.15, inclusive, such that the Company’s obligations concerning its financial condition and results of operations are established in a manner which, if complied with, would result in the Company at all times maintaining an Acceptable Rating for its long term, senior unsecured debt; and

(e) no Default or Event of Default exists;

in each case as of such time.

Consolidated Current Assets — means, at any time, the aggregate amount at which the current assets of the Company and the Restricted Subsidiaries would be shown on a consolidated balance sheet for such Persons at such time.

Consolidated Current Liabilities — means, at any time, the aggregate amount of current liabilities of the Company and the Restricted Subsidiaries as would be shown on a consolidated balance sheet for such Persons at such time including, without limitation, all liabilities of the Company and the Restricted Subsidiaries under the Revolving Credit Facilities (other than the Bank Funded Debt Amount) at such time.

Consolidated EBITDA — means, with respect to any fiscal period, the sum of

(a) Consolidated Net Income, plus

(b) the aggregate amount of all Consolidated Interest Expense, depreciation, amortization and income taxes,

(to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income), in each case accrued for such period by the Company, provided that, with respect to any period during which a Person shall have become, or ceased to be, a Restricted Subsidiary, or during which the Company or any Restricted Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated EBITDA shall, without duplication, (i) include the EBITDA for such period of each Person who shall have become a Restricted Subsidiary, and of each On-Going Business acquired by the Company or any Restricted Subsidiary, during such period as if such Person had been a Restricted Subsidiary or such On-Going Business had been owned by the Company or a Restricted Subsidiary for the entire period, or (ii) exclude the EBITDA for such period of each Person who shall have ceased to be a Restricted Subsidiary, and of each On-Going Business disposed of by the Company or any Restricted Subsidiary, at any time after the beginning of such period as if such Person had not been a Restricted Subsidiary at any time during the entire period or such On-Going Business had not been owned or operated by the Company or any Restricted Subsidiary at any time during such period. As used in this definition, EBITDA with respect to any Person or On-Going Business for any period shall mean, the net income (after income taxes) of such Person or

Exhibit A-28

On-Going Business for such period, determined in accordance with GAAP plus, to the extent deducted in calculating such net income, amounts attributable to interest, income taxes, depreciation and amortization.

Consolidated Fixed Charges — means, with respect to any fiscal period, the sum of

(a) the amount payable in respect of such fiscal period with respect to interest due on, or with respect to, Debt (including, without limitation, the Notes) owing by or guaranteed by any one or more of the Company and the Restricted Subsidiaries and including, without limitation, amortization of debt discount and expense and imputed interest in respect of Capital Lease Obligations of the Company and the Restricted Subsidiaries, plus

(b) the amount payable in respect of such fiscal period with respect to Operating Rentals payable by any one or more of the Company and the Restricted Subsidiaries,

determined on a consolidated basis for the Company and the Restricted Subsidiaries for such period.

Consolidated Funded Debt — means, at any time, the aggregate amount of Funded Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons at such time.

Consolidated Intangible Assets — means, at any time, the aggregate amount of Intangible Assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time.

Consolidated Interest Expense — means, for any fiscal period, the consolidated interest expense of the Company and its Restricted Subsidiaries accrued for such fiscal period (including, without limitation, cash or non-cash interest expense or deferred or accrued interest expense, amortization of debt discount and expense and the interest portion of all Capital Lease Obligations during such period); provided that, with respect to any fiscal period during which a Person shall have become, or ceased to be, a Restricted Subsidiary, or during which the Company or any Restricted Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated Interest Expense shall (i) include the interest expense for such fiscal period with respect to all Debt incurred in connection with the financing of the acquisition of each Person who shall have become a Restricted Subsidiary, and of each On-Going Business acquired by the Company or any Restricted Subsidiary, during such fiscal period as if such Person had been a Restricted Subsidiary or such On-Going Business had been acquired by the Company or a Restricted Subsidiary, and such Debt incurred, on the first day of such period and such Debt had remained outstanding at all times during such period, or (ii) exclude the interest expense for such fiscal period in respect of all Debt which shall have been repaid with the proceeds from the disposition of each Person who shall have ceased to be a Restricted Subsidiary, and of each On-Going Business disposed of by the Company or any Restricted Subsidiary, at any time after the beginning of such period as if such repayment and disposition had occurred on the first day of such period.

Exhibit A-29

Consolidated Net Income — means, with respect to any fiscal period, net earnings (or loss) after income taxes of the Company and the Restricted Subsidiaries determined on a consolidated basis for such Persons for such period, provided there shall be excluded:

(a) any net income or gain (or net loss) during such period from any extraordinary items, and

(b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions.

Consolidated Net Income Available for Fixed Charges — means, with respect to any fiscal period, the sum of

(a) Consolidated Net Income, plus

(b) the aggregate amount of

(i) income taxes, and

(ii) Consolidated Fixed Charges,

(to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income),

in each case accrued for such period by the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons.

Consolidated Net Worth — means, at any time, the aggregate amount of shareholders’ equity of the Company and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of such Persons at such time.

Consolidated Total Assets — means, at any time, the aggregate amount at which all assets of the Company and the Restricted Subsidiaries would be shown on a consolidated balance sheet for such Persons at such time.

Consolidated Total Liabilities — means, at any time, the aggregate amount at which all liabilities of the Company and the Restricted Subsidiaries (including, without limitation, (a) all Guaranties of Debt by such Persons and (b) all amounts attributable to Mandatorily Redeemable Stock of the Company and the Restricted Subsidiaries to the extent that such Mandatorily Redeemable Stock is redeemable within one year of such time) would be shown on a consolidated balance sheet for such Persons at such time.

Credit Facility — means that certain Multi-Year Credit Agreement among the Company, certain of the Restricted Subsidiaries, JP Morgan Chase Bank as administrative agent and the lenders party thereto, providing for an aggregate amount of up to nine hundred million dollars ($900,000,000) in loans to the Company, as it may be amended, supplemented, or modified from

Exhibit A-30

time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Multi-Year Credit Agreement or one or more other credit or other agreements).

Depreciation — means, for any fiscal year of the Company, the aggregate amount of depreciation attributable to the “Improvements” (as such term is defined in the Deeds of Trust) which would be included in the total amount of depreciation that would be shown on a statement of income prepared in respect of the Company and the Restricted Subsidiaries on a consolidated basis for such fiscal year.

Distribution — means

(a) any dividend or other distribution, direct or indirect, on account of capital stock of the Company, any Preexisting Restricted Subsidiary or any New Restricted Subsidiary (except dividends payable solely in shares of capital stock other than Mandatorily Redeemable Stock of the Company or such Restricted Subsidiary), and

(b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any capital stock of the Company, any Preexisting Restricted Subsidiary or any New Restricted Subsidiary, or of any warrants, rights or other options to acquire any shares of such capital stock.

Funded Debt — means, at any time, with respect to any Person, without duplication:

(a) all Debt of such Person (including, without limitation, the current portion thereof) that by its terms or by the terms of any instrument or agreement relating thereto matures, or that is otherwise payable or unpaid, more than one (1) year from, or is directly or indirectly renewable or extendible at the option of such Person to a date more than one (1) year (including, without limitation, an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year) from, the date of the creation of such Debt (notwithstanding that such Debt may be under certain contingencies payable on demand or within one (1) year after such date of creation), provided, however, that, with respect to the Company and the Restricted Subsidiaries, such Debt shall exclude the amount outstanding at such time under the Credit Facility and include an amount equal to the Bank Funded Debt Amount at such time;

(b) all Capital Lease Obligations of such Person; and

(c) all Debt of such Person of the type specified in clause (e) of the definition of “Debt,” provided that such Debt of such Person is in respect of or in support of Funded Debt of another Person.

Investment — means any investment, made in cash or by delivery of Property, by the Company, any Preexisting Restricted Subsidiary or any New Restricted Subsidiary:

(a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or

Exhibit A-31

(b) in any Property.

Joint Venture Investment — means any Investment by the Company or any of its Restricted Subsidiaries as a joint venturer or partner in, or lender to, any other Person (other than a Subsidiary) principally engaged in a business in which the Company and its Restricted Subsidiaries are permitted by Section 6.18 to be engaged.

Lien — means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing. The term “Lien” includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this definition, each of the Company and the Restricted Subsidiaries is deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term “Lien” does not include negative pledge clauses in agreements relating to the borrowing of money.

Material Adverse Effect — means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of

(a) the business, prospects, profits, Properties or condition (financial or otherwise) of the Company (individually) or the Company and the Restricted Subsidiaries (taken as a whole),

(b) the ability of the Company to perform its obligations set forth herein and in the Notes or the ability of any Guarantor to perform its obligations under the Joint and Several Guaranty, or

(c) any of the rights or remedies of the holders of the Notes under any Financing Document or the enforceability of any Financing Document against the Company or any Guarantor.

Purchase Money Lien — means:

(a) a Lien held by any Person (whether or not the seller of such Property) on tangible Property (or a group of related items of Property the substantial portion of which are tangible) acquired or constructed by the Company or any Restricted Subsidiary, which Lien secures all or a portion of the related purchase price or construction costs of such Property, provided that such Lien

(i) is created contemporaneously with, or within one hundred eighty (180) days of, such acquisition or construction,

Exhibit A-32

(ii) encumbers only Property purchased or constructed after the First Restatement Date and acquired with the proceeds of the Debt secured thereby, and

(iii) is not thereafter extended to any other Property; and

(b) any Lien existing on Property of any corporation at the time it becomes a Restricted Subsidiary, provided that

(i) no such Lien shall extend to or cover any Property other than the Property subject to such Lien at the time of any such transaction, and

(ii) such Lien was not created in contemplation of any such transaction.

Restricted Investments — means, at any time, all Investments except the following:

(a) Investments in existence on the First Restatement Date and described on Part 9.1(RI) of Annex 2;

(b) Investments in certificates of deposit, repurchase agreements and banker’s acceptances issued by an Acceptable Bank, provided that such obligations mature within one (1) year from the date of acquisition thereof;

(c) Investments in commercial paper that (i) is rated either “P-1” or higher by Moody’s or “A-1” or higher by Standard & Poor’s (or comparable ratings by any comparable successor agency) and (ii) mature not more than two hundred seventy (270) days from the date of creation thereof;

(d) Investments in direct obligations of the United States of America, or any agency thereof, or obligations unconditionally guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

(e) Investments in Property to be used in the ordinary course of business of the Company and the Restricted Subsidiaries;

(f) Investments in one or more Restricted Subsidiaries or in any corporation that concurrently with such Investment becomes a Restricted Subsidiary;

(g) Joint Venture Investments permitted pursuant to the terms of Section 6.14, provided that the Company and/or one or more of the Restricted Subsidiaries maintains significant control over the business operations of the Person in which such Joint Venture Investment is being made; and

(h) Investments in one or more Unrestricted Subsidiaries permitted pursuant to the terms of Section 6.14 and Section 6.25.

Revolving Credit Agreement — means, with respect to the Company or any Restricted Subsidiary, a credit or loan agreement to which the Company or such Restricted Subsidiary is a party and pursuant to which the Company or such Restricted Subsidiary is entitled to obtain

Exhibit A-33

working capital loans or other loans from the commercial bank or commercial banks party thereto, and shall include, without limitation, the Credit Facility.

Third Party Debt — means any and all Debt (other than Debt evidenced by the Notes or the Joint and Several Guaranty).

Trademark Subsidiary — means a Restricted Subsidiary that has no material assets other than:

(a) patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles used or useful in the conduct of the business of the Company or any Restricted Subsidiary;

(b) intercompany obligations in its favor obtained in respect of the granting of rights to the Company and the other Restricted Subsidiaries with respect to the patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles held by it; and

(c) in the case of SF Investments, Inc., a Delaware corporation, certain other assets (including, without limitation, the capital stock of Smithfield Companies, Inc.) that are material but in any event whose primary assets are of the type described in clauses (a) and (b) above.”

4. Each of the following definitions is added to Section 9.1 of the Existing Note Purchase Agreements in the proper alphabetical order:

Affected Subsidiary — means, (a) on or prior to November 1, 2006, any Subsidiary and (b) after November 1, 2006, any Restricted Subsidiary.

Consolidated Total Tangible Net Worth — means, at any time,

(a) Consolidated Total Net Worth, minus

(b) Consolidated Total Intangible Assets,

determined in each case at such time.

Consolidated Total Net Worth — means, at any time, the aggregate amount of shareholders’ equity of the Company and its Subsidiaries as would be shown on a consolidated balance sheet of such Persons at such time.

Consolidated Total Intangible Assets — means, at any time, the aggregate amount of Intangible Assets of the Company and its Subsidiaries, determined on a consolidated basis at such time.

Current Investment — Section 6.14(c)(i).

February 2005 Amendment — means that certain Amendment Agreement No. 1 to Second Amended and Restated Note Purchase Agreement, among the Company and the Noteholders party thereto and acknowledged by each of the Guarantors.

Exhibit A-34

February 2005 Amendment Effective Date — means February 15, 2005.

New Restricted Subsidiary — means a Subsidiary which became a Restricted Subsidiary after the February 2005 Amendment Effective Date.

Preexisting Restricted Subsidiary — means each Person which was a Subsidiary prior to the February 2005 Amendment Effective Date including, without limitation, Subsidiaries designated as Restricted Subsidiaries on the February 2005 Amendment Effective Date.

Restricted Subsidiary — means any Subsidiary of the Company other than an Unrestricted Subsidiary.

Restricted Subsidiary Stock — Section 6.15(b).

Unrestricted Subsidiary — means any Subsidiary of the Company that shall have been designated as an “Unrestricted Subsidiary” in accordance with the provisions of Section 6.25 and (b) any Subsidiary of an Unrestricted Subsidiary.”

Wholly-Owned Restricted Subsidiary — means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity Securities (except directors’ qualifying shares) and voting Securities of which are owned by any one or more of the Company and the other Wholly-Owned Restricted Subsidiaries at such time.

Exhibit A-35

EXHIBIT B

SUBSIDIARIES, RESTRICTED SUBSIDIARIES AND AFFILIATES

Smithfield Foods, Inc. Subsidiary List (Domestic) s of February 15, 2005

**	All subsidiaries set forth on this Exhibit B are designated as Restricted Subsidiaries

Name of Subsidiary	Percent Owned	State of Incorporation
Best Biofuels, LLC	85%	Delaware

Cumberland Gap Provision Company	90%	Delaware

Farmland Foods, Inc.	100%	Delaware

Gwaltney of Smithfield, Ltd.	100%	Delaware
Coddle Roasted Meats, Inc.	100%	Virginia
Esskay Investments, Inc.	100%	Delaware
Gwaltney Transportation Co., Inc.	100%	Delaware
Hancock’s Old Fashioned Country Ham, Inc.	100%	Delaware
SF Investments, Inc.	42%	Delaware
Stadler’s Country Hams, Inc.	100%	Delaware

John Morrell & Co. (Curly’s Foods: fictitious name in Iowa)	100%	Delaware
Case Ready Meats Corp.	100%	Delaware
Dakota Acquisition Company	100%	South Dakota
Iowa Quality Meats, Ltd.	100%	Iowa
JMC Gold Label Meats, Inc.	100%	Delaware
John Morrell of Japan, Inc.	100%	Delaware
Jonmor Investments, Inc.	100%	Delaware
Murphy-Brown LLC	100%	Delaware
Brown’s of Carolina LLC	100%	Delaware
Brown’s Farms, LLC	100%	Delaware
Brown’s Realty Partnership	99%	North Carolina
Carroll’s Foods LLC	100%	Delaware
Carroll’s Realty Partnership	99%	North Carolina
Duplin Marketing Company, LLC	100%	North Carolina

Exhibit B-1

Carroll’s Foods of Mexico LLC	100%	Delaware
Carroll’s Foods of Virginia LLC	100%	Delaware
Smithfield-Carroll’s Farms (General Partnership)	99%	Virginia
Central Plains Farms LLC	100%	Delaware
Chief Milling Partners, Inc.	100%	North Carolina
Circle Four LLC	100%	Delaware
Circle Four Farms, LLC	100%	North Carolina
Colorado Boar Stud LLC	100%	Delaware
M-B Farmland LLC	100%	Delaware
Murphy Farms LLC	100%	Delaware
Murphy-Brown Holdings LLC	100%	Delaware
Quarter M Farms LLC	100%	Delaware
NPD (USA) Texas LLC	100%	Delaware
Premium Pet Health, LLC	51%	Delaware
RMH Foods, Inc.	100%	Delaware
RMH Foods, LLC	75%	Delaware

Krakus Foods International, Inc.	100%	Delaware

Lykes Meat Group, Inc.	100%	Delaware
LMG Investments, Inc.	100%	Delaware
Sunnyland, Inc.	100%	Georgia
LMJ Distribution Center, Inc.	100%	Georgia
Premium Pork, Inc.	100%	Georgia

North Side Foods Corp.	100%	Delaware
North Side Investments, Inc.	100%	Delaware

NPD Investments, Inc.	100%	Delaware

Patrick Cudahy Incorporated	100%	Delaware
Patcud Investments, Inc.	100%	Delaware
PC Express, Inc.	100%	Delaware

Quik-to-Fix Foods, Inc.	100%	Delaware

SF Investments, Inc.	2%	Delaware
Murphy Farms of Texhoma, Inc.	100%	Oklahoma
SFFC, Inc.	100%	Delaware
Debt Acquisition Company of America VI, L.L.C.	100%	Delaware

Exhibit B-2

Greater Houston Post Oak, Inc.	100%	Virginia
Smithfield Real Estate I, Inc.	100%	Delaware
Greater Houston Fountain View, L.P.	1%	Delaware
Smithfield Real Estate II, Inc.	100%	Delaware
Greater Houston Fountain View, L.P.	99%	Delaware

Smithfield Beef Group, Inc. f/k/a Packerland Holdings, Inc.	100%	Delaware
Cattle Production Systems, Inc. f/k/a Beef Production Systems, Inc.	100%	Delaware
Beef Production LLC f/k/a Calf Source Acquisition, LLC	100%	Wisconsin
Calf Source, LLC	100%	Wisconsin
MF Cattle Feeding, Inc.	100%	Colorado
MF Resale Company	100%	Delaware
Moyer Packing Company	100%	Pennsylvania
MOPAC Foreign Sales Corporation	100%	Virgin Islands
MOPAC of Virginia, Inc.	100%	Virginia
Moyer Distribution LLC	100%	Delaware
Moyer International Sales Corp.	100%	Delaware
Showcase Foods, Inc.	100%	Delaware
Skippack Creek Corporation	64%	Delaware
Packerland Packing Company, Inc.	100%	Delaware
ADA Premium Beef Co., Inc.	100%	Delaware
Packerland Distribution LLC	100%	Delaware
Packerland Exports II Ltd.	100%	Barbados
Packerland-Plainwell, Inc.	100%	Delaware
Packerland Transport, Inc.	100%	Delaware
Skippack Creek Corporation	36%	Delaware
Sun Land Beef Company	100%	Arizona
Sun Land International	100%	Guam

Smithfield Capital Trust I	100%	Delaware

Smithfield Culinary Foods Group, LLC	100%	Delaware
Smithfield Innovations Group, LLC	75%	Delaware

Smithfield Deli Group, Inc.	100%	Delaware

Smithfield Foods International Inc.	100%	Delaware

Smithfield International Investments, Inc.	100%	Delaware
Carroll’s Foods of Brazil, LLC	100%	North Carolina

Exhibit B-3

Cold Field Investments LLC	100%	Delaware
Simoni Investments, LLC	100%	Delaware
Smithfield Asia Holdings, Ltd.	100%	Virgin Islands
Smithfield Foods de Mexico, S. de R.L. de C.V.	65.17%	Mexico
Smithfield Insurance Co. Ltd.	100%	Bermuda

Smithfield Purchase Corporation	100%	North Carolina
Brown’s Realty Partnership	1%	North Carolina
Carroll’s Realty Partnership	1%	North Carolina
Smithfield-Carroll’s Farms (General Partnership)	1%	Virginia
Smithfield Packing Realty Partnership	5%	North Carolina

Smithfield Service Co., Inc.	100%	Delaware

Smithfield Transportation Company, Inc.	100%	Virginia

Stefano Foods, Inc.	80%	North Carolina

The Smithfield Companies, Inc.	100%	Virginia
Pruden Packing Company, Inc.	100%	Virginia
The E.M. Todd Company, Incorporated	100%	Virginia
The Smithfield Ham and Products Company, Incorporated	100%	Virginia
Williamsburg Foods, Inc.	100%	Virginia
The Peanut Shop, Inc.	100%	Virginia

The Smithfield Inn Corporation	100%	Virginia

The Smithfield Packing Company, Incorporated	100%	Virginia
Bacon Business Acquisition Sub Inc.	100%	Delaware
Madison Packing Acquisition Sub, Inc.	100%	Delaware
SF Investments, Inc.	56%	Delaware
Smithfield Packing Real Estate, LLC	100%	Delaware
Smithfield Packing Realty Partnership	95%	North Carolina
Smithfield Packing Transportation Co., Inc.	100%	Delaware

1111 South Post Oak Town Homes Association	100%	Texas

Exhibit B-4

Smithfield Foods, Inc. Subsidiary List (International) as of February 15, 2005

Name of Subsidiary	Percent Owned	State of Incorporation
Agrotorvis S.R.L.	70%	Romania

ANIMEX Holding Sp. z o.o.	100%	Poland

Animpol S.A.	60.46%	Poland

Prima Farms Sp. z o.o.	100%	Poland
AGRI PLUS S.A. (f/k/a Animex Wielkopolska)	100%	Poland
AGRI Sp. z o.o (f/k/a Animex-Agri Sp. z o.o.)	100%	Poland

SF Holding Sp. z o.o.	86%	Poland
Animex Sp. z o.o.	90.54%	Poland
Constar S.A.	100%	Poland
Zaklady Miesne “Agryf” Sp. z o.o.	62.62%	Poland

SF International Sales Co., Inc.	100%	Virgin Islands

SFDS Global Holdings B.V.	100%	Netherlands
Smithfield France S.A.S.	99%	France

Smithfield Foods de Mexico, S. de R.L. de C.V.	34.83%	Mexico

Smithfield France S.A.S.	1%	France
Charcuterie Imperator S.A.	100%	France
Jean d’Erguet S.A.	100%	France
Jean Caby S.A.	100%	France
Smithfield Europe Products	100%	France
Smithfield France Services	100%	France
Societe Bretonne de Salaisons (“SBS”)	100%	France

Exhibit B-5

Smithfield Foods, Inc. Affiliates List (Domestic) as of February 15, 2005

Name of Subsidiary	Percent Owned	State of Incorporation
Best Solutions LLC (Investment)	40%	Delaware

Carolina Cold Storage Limited Partnership (Investment)	50%	Virginia

John Morrell & Co. (Curly’s Foods: fictitious name in Iowa)	100%	Delaware
Distribution Development, L.L.C. (Investment)	50%	South Dakota
Murphy-Brown LLC	100%	Delaware
Brown’s of Carolina LLC	100%	Delaware
AgProvision, LLC (Investment)	14.3%	North Carolina
Carolina Turkeys (General Partnership - Investment)	49%	North Carolina
Carroll’s Foods LLC	100%	Delaware
Tar Heel Turkey Hatchery, Inc. (Investment)	50%	North Carolina
AgProvision, LLC (Investment)	14.3%	North Carolina
Carroll’s Foods of Mexico, LLC	100%	Delaware
Granhaus Carroll’s S.DER.L.DEC.V. (Investment)	50%	Mexico
Murphy Farms LLC	100%	Delaware
AgProvision, LLC (Investment)	14.3%	North Carolina
Viable Genetics, LLC f/k/a Prolinia, Inc. (Investment)	9%	Delaware

Pennexx Foods, Inc.	50%	Pennsylvania

Smithfield Beef Group, Inc. f/k/a Packerland Holdings, Inc.	100%	Delaware
Cattle Production Systems, Inc. f/k/a Beef Production Systems, Inc.	100%	Delaware
MF Cattle Feeding, Inc.	100%	Colorado
Northern Colorado Feed, LLC (Investment)	50%	Colorado
Swift Integrated Genetics, LLC (Investment)	50%	Colorado
Moyer Packing Company	100%	Pennsylvania
MOPAC of Virginia, Inc.	100%	Virginia
Mountain View Rendering Company (Investment)	50%	Virginia

Smithfield International Investments, Inc.	100%	Delaware
Carroll’s Foods of Brazil, LLC	100%	North Carolina
Carroll’s Foods do Brazil S.A. (Investment)	50%	Brazil
Simoni Investments, LLC	100%	Delaware
Seara Alimentos, SA (Investment)	15%	Brazil
Smithfield Foods de Mexico, S. de R.L. de C.V.	65.17%	Mexico

Exhibit B-6

Smithfield Foods, Inc. Affiliates List (International) as of February 15, 2005

Name of Subsidiary	Percent Owned	State of Incorporation
AFG Company Limited (Investment)	50%	China

Animex Sp. z o.o. (Investment)	0.001%	Poland
Animex Fish Sp. z.o.o.	51%	Poland
Animex Pasze Sp.z o.o. (Investment)	100%	Poland
Animex-Poludnie Sp. z o.o. z siedziba w Debicy (Investment)	100%	Poland
Animpol S.A.	35.61%	Poland
Constipasz S.A. (Investment)	100.00%	Poland
Ilawskie Zaklady Drobiarskie “Ekedrob” S.A.	64.98%	Poland
Opolskie Zaklady Drobiarskie-Continental Grain Company S.A.	50%	Poland
Suwalskie Zaklady Drobiarskie Sp. z o.o. (Investment)	100%	Poland
Zaklady Miesne “Agryf” Sp. z.o.o.	34.32%	Poland
Zaklady Miesne “Mazury” w Elku Sp. z o.o. (Investment)	89.73%	Poland
Zaklady Miesne “Przylep” S.A. w upadlosci (Investment)	78.14%	Poland

Animpol S.A.	60.46%	Poland
Animex Sp. z o.o. (Investment)	8.78%	Poland

Campofrío Alimentación, S.A. (Investment)	22.40%	Spain

Prima Farms Sp. z. o.o.	100%	Poland
Prima Sp. z o.o.	50%	Poland

Smithfield Foods de Mexico, S. de R.L. de C.V.	34.83%	Mexico
Agrofarms S. de R.L. de C.V. (Investment)	0.03%	Mexico
Agroindustrial del Noroeste, S. de R.L. de C.V. (Investment)	50%	Mexico
Agrofarms S. de R.L. de C.V. (Investment)	99.93%	Mexico
Agroindustrial Servicios en Administración S. de R.L. de C.V. (Investment)	99.93%	Mexico
Agroindustrial Servicios Gerenciales S. de R.L. de C.V. (Investment)	99.93%	Mexico
Agroindustrias Agrofarms S. de R.L. de C.V. (Investment)	99.93%	Mexico
FASSA S. de R.L. de C.V. (Investment)	99.93%	Mexico
Frigorifico Agropecuaria Sonorense S. de R.L. de C.V. (Investment)	99.7%	Mexico
Porcicultores Unidos de Hermosillo S. de R.L. de C.V. (Investment)	84%	Mexico
Promotora de Carnes Alero S.A. de C.V. (Investment)	99.99%	Mexico
Industrias Agrofarms S. de R.L. de C.V. (Investment)	99.93%	Mexico
Agroindustrial Servicios en Administración S. de R.L. de C.V. (Investment)	0.03%	Mexico
Agroindustrial Servicios Gerenciales S. de R.L. de C.V. (Investment)	0.03%	Mexico
FASSA S. de R.L. de C.V. (Investment)	0.03%	Mexico
Industrias Agrofarms S. de R.L. de C.V. (Investment)	0.03%	Mexico

Exhibit B-7

EXHIBIT C

AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT

Section 8 of the Existing Note Purchase Agreements is hereby amended and restated in its entirety as follows:

“8.	EVENTS OF DEFAULT.

8.1	Nature of Events.

An “Event of Default” shall exist if any of the following occurs and is continuing:

(a) Principal and Make-Whole Amount Payments — the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due; or

(b) Interest Payments — the Company shall fail to make any payment of interest on any Note on or before the date such payment is due; or

(c) Warranties or Representations — any warranty, representation or other material statement by or on behalf of the Company or any Subsidiary contained herein or in any instrument furnished in compliance with or in reference hereto or any of the other Financing Documents shall have been false or misleading when made or deemed made; or

(d) Particular Covenant Defaults — the Company or any Subsidiary shall fail to perform or observe any covenant applicable to it contained in Section 6.4 through Section 6.18, inclusive, Section 6.20, Section 6.22, Section 7.1(h) or Section 7.1(i); or

(e) Other Defaults — the Company or any Subsidiary shall fail to comply with any other provision hereof applicable to it, and such failure continues for more than thirty (30) days after such failure shall first become known to any officer of the Company; or

(f) Default on Debt or Other Security —

(A) the Company or any Affected Subsidiary shall fail to make any payment on any Debt when due;

(B) any event shall occur or any condition shall exist in respect of any Debt or any Security of the Company or any Affected Subsidiary, or under any agreement securing or relating to such Debt or Security, that immediately or with the passage of time or the giving of notice or both:

causes (or permits any one or more of the holders thereof or a trustee therefor to cause) such Debt or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment;

Exhibit C-1

permits any one or more of the holders thereof or a trustee therefor to elect any of the directors on the Board of Directors of the Company or such Affected Subsidiary; or

permits any one or more of the holders thereof or a trustee therefor to require the Company or any Affected Subsidiary to repurchase such Debt or Security from such holder;

provided that the aggregate amount of all obligations in respect of all such Debt and Securities referred to in this clause (f) exceeds at such time ten million dollars ($10,000,000); or

(C) an “Event of Default” shall have occurred under, and as defined in, any of the other Financing Documents and be continuing; or

(g) Involuntary Bankruptcy Proceedings —

(A) a receiver, liquidator, custodian or trustee of the Company or any Affected Subsidiary, or of all or any of the Collateral or any material Property of the Company or any Affected Subsidiary, shall be appointed by court order and such order remains in effect for more than thirty (30) days; or an order for relief shall be entered with respect to the Company or any Affected Subsidiary, or the Company or any Affected Subsidiary, shall be adjudicated insolvent;

(B) any of the Collateral or any material Property of the Company or any Affected Subsidiary shall be sequestered by court order and such order remains in effect for more than thirty (30) days; or

(C) a petition shall be filed against the Company or any Affected Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within thirty (30) days after such filing; or

(h) Voluntary Petitions — the Company or any Affected Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or

(i) Assignments for Benefit of Creditors, etc. — the Company or any Affected Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Affected Subsidiary or of all or any part of the Property of them; or

Exhibit C-2

(j) Undischarged Final Judgments — final judgment or judgments for the payment of money aggregating in excess of two million five hundred thousand dollars ($2,500,000) is or are outstanding against one or more of the Company and the Affected Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed; or

(k) Certain Obligations — the undertakings of any Guarantor under the Joint and Several Guaranty shall at any time cease to constitute the legal, valid and binding obligation of such Guarantor, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor’s obligations under the Joint and Several Guaranty or any undertaking of the Company hereunder shall at any time cease to constitute the legal, valid and binding obligation of the Company, enforceable against the Company.

If any action, condition, event or other matter would, at any time, constitute an Event of Default under any provision of this Section 8.1, then an Event of Default shall exist, regardless of whether the same or a similar action, condition, event or other matter is addressed in a different provision of this Section 8.1 and would not constitute an Event of Default at such time under such different provision.

8.2	Default Remedies.

(a) Acceleration on Event of Default. If an Event of Default specified in clause (g), (h) or (i) of Section 8.1 shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Make-Whole Amount at such time with respect to the principal amount of such Notes, and all other amounts due under the Financing Documents, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and, if any other Event of Default shall exist, the holder or holders of at least thirty-five percent (35%) in principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes.

(b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b), and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a), any holder of Notes who or that shall have not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to the

Exhibit C-3

Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes and all other amounts due under the Financing Documents.

(c) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes of any Series are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

(d) Other Remedies. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a) or Section 8.2(b) and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, but subject to the terms and conditions of the Trust Agreement, any holder of Notes may proceed to protect and enforce its rights hereunder, under such Notes and under the other Financing Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder’s Notes may be accelerated only in accordance with Section 8.2(a) and Section 8.2(b).

(e) Nonwaiver and Expenses. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder’s rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision of the Financing Documents, the Company shall pay to each holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees, incurred by such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

8.3	Annulment of Acceleration of Notes.

If a declaration is made pursuant to Section 8.2(a), then and in every such case, the holders of sixty-six percent (66%) in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate) may, by written instrument filed with the Company, rescind and annul such

Exhibit C-4

declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

(a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

(b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes that shall have become due and payable by reason of such declaration under Section 8.2(a)) shall have been duly paid; and

(c) each and every other Default and Event of Default shall have been waived pursuant to Section 10.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.”

Exhibit C-5